Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 11, 2005 accompanying the financial statements of PlayStream, LLC included in this Form 8-K/A. We hereby consent to inclusion of said report in this Form 8-K/A and to the incorporation by reference of said report into the Registration Statements on Form S-8, files no. 333-125425 and 333-82218 of VitalStream Holdings, Inc.

/s/ Rose, Snyder & Jacobs

ROSE, SNYDER & JACOBS

Encino, California
July 8, 2005